UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2024

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2024, James W. Tivy resigned from his position of Chief Financial Officer of M-tron Industries, Inc. (“M-tron”, “MPTI”, or the “Company”), effective immediately.

Additionally, on April 16, 2024, the Board of Directors of the Company, by unanimous written consent, appointed Linda Biles, age 62, currently M-tron’s Vice President and Controller, as Executive Vice President – Finance and as principal financial officer.

Ms. Biles is a graduate of Canisius College, where she earned a Bachelor of Science in Accounting. Prior to joining M-tron, Ms. Biles served as Vice President and Chief Financial Officer of AO Precision Manufacturing from 1999 to 2007.

There are no arrangements or understandings between Ms. Biles and any other person pursuant to which she was appointed to serve as the Company’s principal financial officer. Ms. Biles has no family relationship with any director or executive officer of the Company, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of M-tron Industries, Inc., dated April 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-TRON INDUSTRIES, INC.
(Registrant)

Date: April 16, 2024	By:	/s/ Michael J. Ferrantino, Jr.
		Name:	Michael J. Ferrantino, Jr.
		Title:	Chief Executive Officer